Exhibit 10.1

FIRST AMENDMENT TO THE
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
DEFERRED COMPENSATION PLAN

THIS FIRST AMENDMENT (this “First Amendment”) is effective February 12, 2002 and is made by United Surgical Partners International, Inc., a Delaware corporation (the “Corporation”) as of July 29, 2003.

W I T N E S S E T H:

WHEREAS, the Corporation sponsors the United Surgical Partners International, Inc. Deferred Compensation Plan effective as of February 12, 2002 (the “Plan”) for the benefit of its eligible employees and their beneficiaries;

WHEREAS, pursuant to Sections 9.1 and 9.3 of the Plan, the Board of Directors of the Corporation (the “Board”) may amend the Plan, except that no such amendment shall adversely affect the rights of any participant in the Plan with respect to amounts that have been credited to his or her Plan account prior to the date of such amendment;

WHEREAS, pursuant to Section 7.1 of the Plan, payment of a participant’s account will be made in Common Stock, par value $.01 per share, of the Corporation (“Stock”);

WHEREAS, the Board desires to clarify that Stock paid to a participant or his or her beneficiary from an account held under the Plan will not be issued under the Plan; and

WHEREAS, the Board desires to specify that to the extent a participant or his or her beneficiary receives Stock pursuant to the distribution of an account held under the Plan, such Stock will be issued under the United Surgical Partners International, Inc. 2001 Equity-Based Compensation Plan or any other equity-based compensation plan sponsored by the Corporation from which Stock may be issued to the Plan’s eligible employees and beneficiaries.

NOW, THEREFORE, Section 7.1 of the Plan is hereby amended in its entirety, effective February 12, 2002, to read as follows:

“7.1     Distribution of Funds. At the time of distribution, payment shall be made from the general assets of the Company or the Trust, if established. This payment shall be made in the form of Stock. Any Stock distributed as payment for amounts held under the Plan shall not be issued under the Plan, but shall instead be issued under the United Surgical Partners International, Inc. 2001 Equity-Based Compensation Plan or any other equity-based compensation plan sponsored by the Company under which Stock is issuable to the Plan’s eligible employees and their beneficiaries.”

NOW, THEREFORE, be it further provided that, except as provided above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of the Corporation as of the date set forth above.

UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ John J. Wellik
Name:	John J. Wellik
Title:	Senior Vice President